UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

Register.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29739	11-3239091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Eighth Avenue, 8th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 798-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Separation Agreement and General Release with Peter Forman

On July 20, 2005, Register.com, Inc. (the "Company") entered into a Separation Agreement and General Release (the "Agreement") with Peter Forman, the Company's former Chief Executive Officer. In exchange for his delivery of a release, Mr. Forman received a $374,599 lump sum payment (the "Severance Payment"), which amount represents a prorated amount of his minimum annual bonus for 2005 ($45,753), plus five weeks of accrued but unused vacation time ($28,846), plus twelve months base salary ($300,000). The calculation of the Severance Payment was made pursuant to the terms of Mr. Forman's Employment Agreement with the Company, dated June 16, 2003 (the "Employment Agreement") governing termination by Mr. Forman for "Good Reason" as defined in the Employment Agreement. The Company agreed to treat Mr. Forman's termination as termination by Mr. Forman for Good Reason pursuant to the Notice of Nonrenewal dated February 6, 2005 between the Company and Mr. Forman (the "Notice of Nonrenewal").

This summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Employment Agreement is included as Exhibit 10.43 to the Company's Current Report on Form 8-K filed on June 17, 2003. A copy of the Notice of Nonrenewal is included as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on February 8, 2005.

Amendment to Interim CEO Agreement and Stock Issuance Agreement

On July 25, 2005, the Company entered into an amendment (the "Amendment") to the Agreement, dated June 17, 2005 between the Company and David Moore ("Interim CEO Agreement"). The Amendment is effective as of July 15, 2005. Under the Amendment, Mr. Moore's employment will continue until terminated by him or the Company, at any time in either's sole discretion, upon 30 days prior written notice to the other party. The Company may elect to pay Mr. Moore one month of base salary in lieu of all or part of such notice. Mr. Moore will continue to receive a monthly salary of $60,000 and at the conclusion of his service to the Company, the Company's Board, in its sole discretion, may elect to pay him a cash bonus of up to $100,000, but the Company will have no obligation to pay such bonus.

In connection with the Amendment, the Company issued Mr. Moore 7,000 restricted shares of the Company's common stock at a purchase price of $0.0001 per share, pursuant to a Stock Issuance Agreement, dated July 25, 2005 (the "Stock Issuance Agreement"). These shares were issued under the Company's Amended and Restated 2000 Stock Incentive Plan and are subject to the Company's repurchase right during the ninety day period following Mr. Moore's cessation of service with the Company, subject to a delayed repurchase period if the Company enters into an agreement to effect a change in control prior to Mr. Moore's cessation of service. The Company's delayed ninety day repurchase period will commence if such agreement is subsequently terminated (provided that Mr. Moore is no longer providing services to the Company). In the event of the Company's change in control pursuant to an agreement with the Company, immediately prior to the consummation of such change in control, the Company's repurchase right shall automatically lapse in its entirety and Mr. Moore's restricted shares shall vest in full.

This summary is qualified in its entirety by reference to the full text of the Amendment and Stock Issuance Agreement, copies of which are attached as Exhibit 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein. A copy of the Interim CEO Agreement is included as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 22, 2005.

On July 26, 2005, the Company issued a press release announcing the extension of the Interim CEO Agreement. A copy of the Company's press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

General Counsel Bonus

On July 26, 2006, the Company agreed to pay Roni Jacobson a $75,000 bonus if, on or prior to March 1, 2006, the Company consummates a sale of control of the Company (by merger or otherwise).

Item 1.02.    Termination of a Material Definitive Agreement.

Except as set forth in the Agreement described in Item 1.01, neither the Company nor Mr. Forman will have any outstanding commitments under the Employment Agreement.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Separation Agreement and General Release, dated July 20, 2005, between Register.com, Inc. and Peter A. Forman
10.2	Employment Agreement Amendment, dated as of July 15, 2005, between Register.com, Inc. and David Moore
10.3	Stock Issuance Agreement, dated July 25, 2005 between Register.com, Inc. and David Moore
99.1	Press Release of Register.com, Inc. dated July 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTER.COM, INC.
	By:	/s/ Roni A. Jacobson
Date: July 26, 2005		Roni A. Jacobson General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated July 20, 2005, between Register.com, Inc. and Peter A. Forman
10.2	Employment Agreement Amendment, dated as of July 15, 2005, between Register.com, Inc. and David Moore
10.3	Stock Issuance Agreement, dated July 25, 2005 between Register.com, Inc. and David Moore
99.1	Press Release of Register.com, Inc. dated July 26, 2005